ASSET PURCHASE AGREEMENT










                                 by and between




                GENERAL MICROWAVE ISRAEL ACQUISITION (2008) LTD.




                                       and




                               EYAL MICROWAVE LTD.




                                       and




                                  EYAL MAG LTD.













                           DATED AS OF: AUGUST 1, 2008

                            ASSET PURCHASE AGREEMENT


This ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of August 1, 2008, by and between GENERAL MICROWAVE ISRAEL ACQUISITION (2008) LTD. ("Buyer"), a company formed under the laws of Israel with private company number 514167543, and EYAL MICROWAVE LTD. ("Seller Parent"), a company formed under the laws of Israel with private company number 512013194, and EYAL MAG LTD. a company formed under the laws of Israel with private company number 512435959 and a wholly owned subsidiary of Seller Parent ("Seller Sub"; Seller Parent and Seller Sub shall be referenced herein, jointly and severally, as "Seller").


                                     RECITAL


     The parties hereto desire that Seller sell, transfer and assign to Buyer, and that Buyer purchase from Seller, all of the assets and business of Seller, excluding only the Retained Assets (as defined below), and assume certain liabilities, all on the terms and subject to the conditions set forth in this Agreement.


     In consideration of the respective representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     SECTION 1.01 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common Control with, the person specified. "Control" in this context means (i) ownership of more than fifty percent (50%) of the shares entitled to vote for the election of directors in the case of a corporation, and more than fifty percent (50%) of the voting power in the case of a business entity other than a corporation, or (ii) the possession, directly or indirectly, of the power to affirmatively direct, or affirmatively cause the direction of, the management and policies of a specified person, whether through the ownership of voting securities, by contract or otherwise.

     "Assets" means all the assets, properties, rights, interests, claims and business as of the Closing of Seller of every kind, nature and description, wherever located, whether now owned or hereafter acquired, whether tangible or intangible, real, personal or mixed, absolute or contingent, known or unknown, including, but not limited to:

     (i) all business, financial, legal, regulatory, tax and other books, records (computer or otherwise), files, lists and data (including complete customer and supplier lists, files related to Business Intellectual Property), reports, plans, drawings and operating records, customer service histories, warehouse and other Inventories;

     (ii) all rights under Contracts including without limitation all rights to occupancy under real property leases;

     (iii) all manufacturing-related assets, benches, molding, machinery, equipment, fixtures, office furniture, tools, automobiles, other vehicles, computers, printers, copiers, telecopy machines and other tangible property held, owned or leased;

     (iv) all Inventories, spare parts, service tools, instruments and supplies;

     (v) all causes of action, judgments, settlements, claims, indemnity, or other rights, including all rights to all claims or other causes of action, whether known or unknown, accrued or to accrue for past or present infringement or unauthorized use of Intellectual Property or otherwise with respect to monies or rights accruing to Seller, except for any causes of action, claims or other rights pertaining to the Retained Liabilities;

     (vi) all Intellectual Property, all Intellectual Property licenses (granted to or by Seller or its Affiliates) required to make, have made, use, modify, sell or offer to sell any products currently commercialized by or being developed by Seller including, but not limited to, the Intellectual Property listed or referenced in Section 6.16 herein;

     (vii) all other intangible assets, including goodwill;

     (viii)   all   Authorizations,    registrations,    licenses,    approvals,
certifications, permits and other similar requirements used in connection with the Business;

     (ix)  all  available  product  brochures   primarily  related  to  products
currently commercialized by Seller;

     (x) any security interests, Liens or rights to repossess products or equipment sold by Seller; and

     (xi) all accounts receivable and notes receivable;

     (xii) all cash and cash equivalent assets of Seller in Seller's banks or on hand (subject to Section 2.02(d)); and

     (xiii) the right to use the name "Eyal" in connection with the Buyer's business.

     "Business" means all of the business and operations of Seller.

     "Contract" means any contract, note, evidence of indebtedness purchase or sale order, lease, license, instrument, commitment or other agreement to which Seller is a party or an assignee or other beneficiary thereof or by which the Seller is bound.

     "Current Employees" means all persons who immediately prior to the Closing are employees of Seller, including any such employee who is on short-term or long-term disability or other authorized leave of absence and is so identified in Part 3.18 of the Disclosure Schedule.

     "Employee Plans" means any health care plan or arrangement; life insurance or other death benefit plan or arrangement; deferred compensation or other pension or retirement plan or arrangement; stock option, bonus or other incentive plan or arrangement; severance, change of control or early retirement plan or arrangement; or other fringe or employee benefit plan or arrangement; managers' insurance; education fund [keren hishtalmut]; or any employment or consulting contract or executive compensation agreement; whether the same are written or otherwise, formal or informal, voluntary or required by law or by Seller's policies or practices, for the benefit of or relating to any present or former employees, leased employees, consultants, agents, directors, and/or their dependents, of Seller, including, without limitation, any pension plan or similar plan (whether or not any of the foregoing is funded) (i) to which Seller is a party or by which Seller is bound, (ii) that Seller has at any time established or maintained for the benefit of or relating to any present or former employees, consultants, agents, directors, and/or their dependents, of Seller, or (iii) with respect to which Seller has made any payments or contributions in any of the last seven (7) years, or otherwise has any liability (including any such plan or other arrangement formerly maintained by Seller).

     "Environmental  Laws" means and includes any one or more of the  following:
(a) any municipal, local or other statute, law, ordinance or regulation that relates to or deals with Hazardous Substances, human health or the environment, all as they may be amended from time to time; and all regulations promulgated by a regulatory body pursuant to any of the foregoing statutes, laws, regulations, or ordinances; and (b) judgments, orders, decrees, injunctions, permits, licenses or agreements, to the extent that either they relate to safety, human health, the environment or emissions, discharges, or releases of Hazardous Substances into the environment, or otherwise relate to Hazardous Substances, or wastes or the investigation, clean-up, or other remediation thereof.

     "Hazardous Substance" means any substance that is dangerous, toxic, or hazardous, or that is a pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the use, transportation, storage, release or disposal of which is regulated by, any Environmental Laws.

     "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (a) Israeli, international and other patents and applications therefore and all divisions, continuations, continuations-in-part, renewals, extensions, revisions, reissues and re-examinations relative thereto, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (b) copyrights and all works of authorship including all translations, adaptations, combinations, compilations and derivations of each of the foregoing, whether or not registered; (c) registered and unregistered trademarks, trade names, brand names, service marks, service names, trade dress, logos and corporate names including all translations, adaptations, combinations and derivations thereof, together with all common law rights and all goodwill associated with each of the foregoing; (d) technology, know-how, methods, processes, systems, trade secrets, inventions (whether or not patentable, copyrightable or susceptible to any other form of legal protection and whether or not reduced to practice), proprietary data, formulae, research and development data, and confidential information (including conceptions, ideas, innovations, manufacturing, development and production techniques, drawings, specifications, designs, proposals, financial and accounting data, business and marketing plans, customer and supplier lists and related information and documentation), in each case irrespective of whether in human or machine readable form; (e) computer software (including both source and object code) and all related program listings and data, systems, user and other documentation; (f) mask works; (g) industrial designs; (h) databases and data collections and all rights therein; (i) Internet addresses, sites and domain names and numbers; (j) all applications, registrations, renewals and extensions for any and each of the foregoing throughout the world; and (k) any similar or equivalent rights to any of the foregoing anywhere in the world, and all other forms of right by which one may effectively exclude another from using or otherwise enjoying any and each of the foregoing.

     "Interim Period" means the period commencing on July 1, 2008 and ending on the Closing Date.

     "Inventories"   means  finished  goods,   raw  materials  and  ingredients,
work-in-process,   consignment  goods,  wares,  merchandise,  wrapping,  packing materials and similar items.

     "Key Employees" means the employees listed on Schedule 7.09.

     "Kibbutz" means, jointly and severally: Kibbutz Eyal , registered cooperative society number 57-0005074, and Haklaei Hasharon Agricultural Cooperative Society Ltd., number 57-0003560, and Nof Ayal, limited partnership number 55-0008288.

     "knowledge" of Seller means actual knowledge of any of the officers and directors of the Seller and the knowledge that any of such persons, in such positions, would reasonably be expected to have assuming diligent inquiry.

     "Liens" means liens, mortgages, charges (including fixed and/or floating charges), security interests, pledges or encumbrances.

     "Material Adverse Effect" means any state of facts, change, effect, condition, development, event or occurrence that, individually or in the aggregate with other related effects, is or could reasonably be expected to be materially adverse to the business, results of operation or condition (financial or otherwise) of the Purchased Assets or the Business, considered as a whole, or is or could reasonably be expected to be materially adverse to the ability of Buyer to conduct the Business following the Closing as the Business is presently conducted or presently contemplated to be conducted by Seller.

     "OCS" means Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor.

     "OCS Grants" means the grants received by the Seller or its Affiliates in connection with the R&D Law and/or the OCS.

     "Person" means any individual and any legal entity.

     "Product Liability" means any liability, claim or expense, including but not limited to attorneys' fees and medical expenses, arising in whole or in part out of a breach of any express or implied product warranty, strict liability in tort, negligent manufacture of product, negligent provision of services, product recall, or any other allegation of liability arising from the design, testing, manufacture, packaging, labeling (including instructions for use), marketing, distribution or sale of products.

     "R&D Law" means the Israeli Encouragement of Industrial and Development Law, 5744-1984, all related regulations, orders and rules, as well as published OCS policy.

     "Registered Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (a) Israeli, United States, international and other patents and applications therefore and all divisions, continuations, continuations-in-part, renewals, extensions, revisions, reissues and re-examinations relative thereto, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (b) registered trademarks, trade names, brand names, service marks, service names, trade dress, logos and corporate names including all translations, adaptations, combinations and derivations thereof (but excluding any common law rights and all goodwill associated with each of the foregoing); and (c) Internet addresses, sites and domain names.

     "Securities"  means  shares,  stock,  options,   phantom  stock,  warrants,
convertible securities or other rights to acquire stock of Seller.

     "Taxes" (and "Tax") means all taxes, additions to tax, penalties, interest, linkage differentials [hefreshei hatzmada], fines, duties, withholdings, assessments, and charges assessed or imposed by any governmental or municipal authority, including but not limited to all Israeli and foreign income, profits, gross receipts, import, real and personal property, value added, stamp, transfer, withholding, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; the foregoing shall include, but not be limited to, any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability under any Tax allocation, Tax sharing, Tax indemnity or similar agreement.

     "Transfer and Sales Taxes" means all use taxes, stamp duty taxes, conveyance taxes, transfer taxes, filing fees, recording fees, prepayment fees or penalties, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Purchased Assets or the Assumed Liabilities hereunder and the filing of any instruments relating to such transfer, including any sales tax, but not including VAT.

     SECTION 1.02 Additional Definitions. The following table sets forth certain other defined terms and the Section of the Agreement in which the meaning of each such term appears:

Term                                                   Definition in section:
Accounts Receivable Deadline                                 2.04(d)(i)
Agreement                                                    Preamble
Approved Enterprise Status                                   5.08
Assumed Liabilities                                          2.03(a)
Audited FS 2007                                              7.13


Authorizations                                               3.09
Basic Consideration                                          2.04(a)(i)
Business Intellectual Property                               3.16(g)
Buyer                                                        Preamble
Change in Control Payments                                   5.09
Claim                                                        9.04
Closing                                                      2.06(a)
Closing Date                                                 2.06(a)
Closing Date Assumed Liabilities                             2.04(c)(i)
Closing Date Balance Sheet                                   2.04(c)(i)
Closing Date Net Assets                                      2.04(c)(i)
Closing Date Net Asset Value                                 2.04(c)(i)
Defaulted Accounts Receivable                                2.04(d)(i)
Delayed Schedule                                             7.12
Direct Claim                                                 9.03(b)
Disclosure Schedule                                          Article III
Dollars                                                      1.03
Employment Offers                                            6.01
Loan Repayment Amount                                        2.04(b)(iii)
Government Grants                                            3.23(a)
Indemnifiable Losses                                         9.01
Indemnitee(s)                                                9.01
Interest                                                     2.04(a)(ii)
Interim Balance Sheet                                        3.05
Interim Financial Statements                                 3.05
Interim Income Statement                                     3.05
Interim Period Cash Flow Statement                           2.04(c)
Interim Period Reduction                                     2.04(c)

                                       5

Kibbutz Personnel                                            6.04(b)
Kibbutz Services Agreement                                   6.04
Manufacturing Documentation                                  3.14
New Buyer's Employees                                        6.05
NIS                                                          1.03
Non-competition Period                                       5.05
Purchase Price                                               2.04(a)
Purchased Assets                                             2.01
Representative Rate                                          2.04(b)(ii)
Retained Assets                                              2.02
Retained Liabilities                                         2.03(b)
Seller                                                       Preamble
Seller Audited Financial Statements                          3.05
Seller Databases                                             3.16(l)
Seller Parent                                                Preamble
Seller Product                                               3.16(a)
Seller Software                                              3.16(l)
Seller Sub                                                   Preamble
Seller's Financial Statements                                3.05
Standard Form Agreement                                      3.16(f)
Surveyed Interim Financial Statements                        7.13
Terminated Employees                                         6.03
Third Party Claim                                            9.03(a)
Transaction Expenses                                         5.09
Transaction Bonus Payments                                   5.09
VAT                                                          2.05(b)

     SECTION 1.03 Other Definitional Provisions; Interpretation. The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement. The term "person" includes any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or government or any department or agency thereof and will also include its permitted successors and assigns. The term "Dollars" or "$" shall refer to the currency of the United States of America, and the term "NIS" shall refer to the currency of the State of Israel. All references to time shall refer to Tel Aviv, Israel time. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The term "or" is not exclusive. The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

     SECTION 2.01 Purchased Assets. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Closing, Seller hereby sells, transfers, assigns and conveys to Buyer, and Buyer hereby purchases, all of the Assets, other than the Retained Assets (the "Purchased Assets"), free and clear of all Liens. For avoidance of doubt, any cash included in the Purchased Assets shall be deposited by Seller into a bank account specified by Buyer on the Closing.

     SECTION 2.02 Retained Assets. Seller hereby retains all of its respective right, title and interest in and to, and there shall be excluded from sale, assignment or transfer to Buyer hereunder, the following assets of Seller as of the Closing (the "Retained Assets"):

     (a) this Agreement and the amounts to be received by Seller hereunder;

     (b) all Contracts not specifically assumed by Buyer pursuant to Section 2.03(a), provided however, that in the event a Contract was not disclosed to Buyer prior to the date hereof, and Buyer concludes at its sole discretion that such Contract is necessary for the conduct of the Business, then Buyer may notify Seller of its intention to assume such Contract and Seller shall take any action necessary to facilitate such assumption;

     (c) the originals of Seller's minute books, share ledgers, share transfer records and tax returns, which, however, shall be available for review and copying by Buyer immediately upon request;

     (d) cash in the Sellers bank accounts as of June 30, 2008 in the approximate amount of NIS 3,771,000, as expressly specified in the Interim Balance Sheet; less (a) the amount of NIS 1,400,000 which was received by the Seller prior to June 30, 2008 as advance payments from customers, and (b) an amount equal to the Interim Period Reduction, and provided that all cash or other assets accruing or paid to Seller during the Interim Period shall be included in the Purchased Assets;

     (e) shares held by Seller Parent in Eyal Mag Ltd. and Eyal Gal Ltd.;

     (f) any assets of Eyal Gal Ltd.; and

     (g) (for avoidance of doubt) carry-forward losses of Seller.

     SECTION 2.03 Assumed Liabilities; Retained Liabilities.

     (a) Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Closing, Seller hereby assigns, transfers, and conveys to Buyer, and Buyer hereby assumes and agrees to pay and perform according to their respective terms only those liabilities and obligations of Seller which are listed on Schedule 2.03(a) of this Agreement (collectively, the "Assumed Liabilities").

     (b) Retained Liabilities. The parties agree that Buyer is not, nor shall be considered, the successor to Seller, and that Buyer does not hereby agree to assume or become liable to pay, perform or discharge any obligation or liability whatsoever of Seller or relating to the Assets or any former or present employees of Seller, including those that may be hired by Buyer, except as expressly provided for in Section 2.03(a). Seller shall retain any liability or obligation of, or responsibility for any claim against, Seller or the Business, direct or indirect, known or unknown, absolute or contingent, not included in the Assumed Liabilities (the "Retained Liabilities"), and, notwithstanding anything to the contrary in the Agreement, none of the following shall be Assumed Liabilities (and each shall be included in the definition of "Retained Liabilities"):

     (i) the obligations of Seller under this Agreement;

     (ii) any obligation, liability or claim that constitutes or arises from a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement;

     (iii) any obligation, liability or claim that may arise from any lawsuits, actions or proceedings against Seller;

     (iv) any obligation, liability or claim that may arise from any employee, or consultant (or any former employee or consultant), for any reason or actions, including, (i) any claim or demand of a current or former employee relating to or arising as a result of employment, termination by Seller of the employment of such employee or consultants (or former employee or consultant) including, for this purpose, with respect to any Person claiming entitlements or benefits on the basis of a claimed employer-employee relationship between Seller and such Person, (ii) any liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or its Affiliates or under which Seller or its Affiliates may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Seller's or its Affiliates' withdrawal or partial withdrawal from or termination of any Employee Plan, (iii) subject to the provisions of Section 6.03, any liability of Seller or its Affiliates for severance and/or accrued vacation days (beyond the liability for vacation days and severance pay allocated in the Surveyed Interim Financial Statements) and/or mandatory or customary payment and/or benefit and/or entitlement for employees of Seller or its Affiliates, (iv) any claim of an unfair and/or discriminatory labor practice based on acts or omissions by Seller; (v) any settlement or similar amounts paid to a Current Employee or former employee of the Seller.

     (v) Seller's Transaction Expenses;

     (vi) Transaction Bonus Payments and Change in Control Payments);

     (vii) any other liability or obligation of, or claim against, Seller or the Business, of any kind or nature whatsoever, whether known or unknown, fixed or contingent, determined or determinable, due or not yet due, or otherwise, that is not expressly assumed by Buyer under this Agreement;

     (viii) any liability of Seller or its Affiliates with respect to any Tax attributable to the Purchased Assets or the Business with respect to any pre-Closing Tax period, including any liability for the breach of the terms of any "approved enterprise" programs received by the Company under the Law of the Encouragement of Capital Investments, 1959, which may result from the transactions contemplated by this Agreement;

     (ix) any liability to the extent arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, strict liability, enterprise liability or any other legal or equitable theory arising from defects in or use or misuse of products sold by Seller or from services performed by or on behalf of Seller;

     (x) except as expressly provided in this Agreement, any liability of Seller to the extent resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by this Agreement;

     (xi) any liability of Seller or its Affiliates that arises out of or relates to any Retained Asset;

(xii) (for avoidance of doubt) any liability of Eyal Gal Ltd.; and

     (xiii) any liability of Seller for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     SECTION 2.04 Purchase Price; Payment.

     (a) Purchase Price. The total consideration for the Purchased Assets (the "Purchase Price") shall be:

     (i) Consideration. The amount of $30,000,000 (Thirty Million Dollars) less any amount of the Interim Period Reduction which was not included in the Purchased Assets in accordance with Section 2.02(d) above (the "Basic Consideration");

     (ii) Interest. The amount of $2,740 (Two Thousand Seven Hundred Forty Dollars) multiplied by the number of days which shall elapse between August 1, 2008 and the Closing Date (for example, if the Closing Date shall occur on August 20, 2008, then the amount of $52,060 shall be paid [19 x $2,740 = $52,060]) (the "Interest");

     (iii)  Assumption  of  Liabilities.   Buyer's  assumption  of  the  Assumed
Liabilities pursuant to Section 2.03(a).

     Schedule 2.04(a) allocates the Purchase Price among the Purchased Assets and Seller's other undertakings hereunder. This allocation has been agreed to by Seller and Buyer after arm's-length negotiations.

     (b) Payment of Purchase Price. The Basic Consideration and the Interest shall be payable as follows:

     (i) Closing Cash Consideration. At the Closing, Buyer shall transfer the Basic Consideration and the Interest to one or two bank accounts in the Seller's name and designated by Seller.

     (ii) Currency; Conversion. The Basic Consideration and the Interest shall be payable in either US dollars or in New Israeli Shekels calculated in accordance with the representative rate of exchange published by the Bank of Israel most recently prior to the date and time of actual payment (the "Representative Rate") or partially in US dollars and partially in New Israeli Shekels (per the Representative Rate as aforesaid), at the election of the Buyer. However, in the event that the Representative Rate shall be lower than $1=NIS 3.40 (i.e., whereby $1 shall be exchangeable into less than 3.40), then:

     (A) any portion of the Cash Payment paid in US dollars shall be increased by the ratio of 3.40 to the Representative Rate (for example, in the event that that $1,000,000 of the Total Cash Consideration is paid in US Dollars and the Representative Rate is $1=3.35, then an additional amount of $14,925.37 shall be paid [$1,000,000 x (3.40/3.35) = $1,014,925.37]); and

     (B) any portion of the Cash Payment paid in NIS shall be calculated in accordance with the rate of $1=3.40 regardless of the actual Representative Rate (for example, in the event that that $1,000,000 of the Total Cash Consideration is paid in NIS and the Representative Rate is $1=3.35, then such US Dollar amount shall be converted into NIS 3,400,000 [$1,000,000 x 3.40 = 3,400,000]);

     (c) Cash Flow Examination. At least three business days prior to the Closing Date, Seller shall deliver to Buyer a cash flow statement with respect to the Seller Parent and Seller Sub, relating to the period commencing on July 1, 2008 and ending on the Closing Date, detailing any individual expenditure which exceeds the amount of $5,000 (the "Interim Period Cash Flow Statement"). The "Interim Period Reduction" shall mean the total of:

     (i) any expenditures (whether or not appearing in the Interim Period Cash Flow Statement), save for the payment of interest on the Seller's bank loans accruing between July 1, 2008 and July 31, 2008, which (a) were made during the Interim Period on account of Retained Liabilities, including without limitation payment of principal and interest on loans which constitute Retained
Liabilities, and/or (b) were made to, for or on account of any other company, including without limitation Eyal Gal Ltd., and/or (c) were made in violation of the provisions of Sections 5.02 and/or 3.07 below, and/or (d) were made to (or on account of obligations to) the previous GM of the Company; and

     (ii) the negative adjustment in the net assets (except for fixed assets, Inventories, and depreciation) shown in the Surveyed Interim Financial Statements and the Audited FS 2007, as such terms are defined in Section 7.09 below, from the figures presented in the Interim Financial Statement and the unaudited financial statements of the Seller for the period ending December 31, 2007 and the statement of earnings relating thereto, attached as Schedule 3.05(i), provided that such amounts are in excess of $30,000;

     (d) Defaulted Accounts Receivables Adjustment of Purchase Price.

     (i) Schedule 2.04(d) contains a list of the Seller's accounts receivable included in the Purchased Assets as of the date hereof. "Defaulted Accounts Receivable" shall mean those accounts receivable included in the Purchased Assets which shall not be remitted by the debtor in each case, to Seller if paid before the Closing Date, or to Buyer if paid following the Closing Date, by the expiration of one hundred twenty (120) days following the Closing Date (the "Accounts Receivable Deadline").

     (ii) Within 30 days following the Accounts Receivable Deadline, Buyer may assign to Seller any remaining Defaulted Accounts Receivable, by written notice to Seller, and the Purchase Price shall then be decreased by the amount of the Defaulted Accounts Receivable so assigned by Buyer to Seller, provided that such decrease shall apply only to aggregate Defaulted Accounts Receivable in excess of NIS 1,100,000. Any such decrease shall be immediately refunded by the Seller to the Buyer, and, without derogating from Seller's obligation under this section, shall be secured by the Bank Guarantee, as defined below in Section 9.09.

     (iii) In the event Seller shall desire to enforce an assigned Defaulted Account Receivable, then Seller and Buyer shall discuss the consequences, and shall resolve in good faith whether such enforcement shall be permitted, taking into account Buyer's commercial imperatives and its necessity to maintain positive relationships with its customers.

     SECTION 2.05 Taxes.

     (a) Transfer and Sales Taxes. Seller shall promptly pay all Transfer and Sales Taxes.

     (b) Israeli Value Added Tax. The Purchase Price is exclusive of Value Added Tax ("VAT"). No later than the 15th day of the month (or such other statutory VAT payment date) occurring after the Closing Date, VAT shall be paid by wire transfer with respect to the Purchase Price against the delivery by Seller to Buyer of a valid VAT invoice for such amount. VAT shall be paid in NIS.

     (c) Withholding. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Seller such amounts as the Buyer is required to deduct and withhold under applicable Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be paid by Buyer to the applicable Tax Authority and, upon such payment, shall be treated for all purposes of this Agreement as having been paid to Seller. Buyer will not pay any such withheld amounts to the applicable Tax Authority earlier than one (1) business day prior to the date such amounts are required to be paid. If, prior to or at the Closing, Seller delivers to Buyer a certificate from the Israeli Tax Authority evidencing an exemption from withholding of Taxes, or a reduced rate of withholding, which shall be applicable, valid and in effect as of the Closing, Buyer shall honor such withholding tax exemption or reduction.

     SECTION 2.06 Closing.

     (a) The consummation of the purchase and sale of the Purchased Assets provided for herein (the "Closing") shall take place at 10:00 a.m. (local time) on September 15, 2008, subject to the conditions to closing set forth in Article VII and Article VIII having been satisfied or waived in writing, or on such other date and/or at such other time as the parties hereto may agree upon (the "Closing Date"). The Closing shall take place (i) at the offices of Yigal Arnon & Co., 1 Azrieli Center, Tel Aviv, Israel or (ii) on the mutual agreement of the parties, by delivery via facsimile or email transmission (with originals sent via overnight courier service) of the documents to be delivered at the Closing and wire transfer of the payments to be made in accordance with Section 2.04(b), or (iii) at such other place or in such other manner as the parties hereto may agree.

     (b) All proceedings taken and all documents executed and delivered by the parties hereto at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

     SECTION 2.07 Alternative Arrangements. Notwithstanding anything contained herein, this Agreement shall not constitute an agreement to assign any Contract, permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a default thereof. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller shall, at the expense of Buyer, use commercially reasonable efforts to effect alternative arrangements in the form of a license, sublease, or operating agreement in form and substance reasonably satisfactory to Buyer and Seller until such time as such consent or approval has been obtained that results in Buyer receiving substantially all of the benefits under and bearing all the ordinary course costs, liabilities and other obligations with respect to any such Contract or permit. Upon obtaining the requisite third party consent thereto, each such non-assignable Contract or permit shall be transferred and assigned to Buyer.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER


     Except as set forth on the disclosure schedule (the "Disclosure Schedule"), Seller represents and warrants to Buyer as set forth in this Article III. Notwithstanding any other provision of this Agreement or such Disclosure Schedule, each exception set forth in the Disclosure Schedule will be deemed to qualify only each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is readily apparent on the face of the disclosure of such exception set forth in the Disclosure Schedule.

     SECTION  3.01  Listing  of  Certain  Assets  and Data.  Attached  hereto as
Schedule 3.01(a) through Schedule 3.01(g) are true and complete lists of the matters set forth in the following subsections of this Section 3.01, including in each case all written or oral agreements or understandings and all amendments and modifications, if any, to each such Contract, document or other instrument referenced or described (including, in the case of oral arrangements, a written description of all material terms thereof).

     (a) Real Property. Schedule 3.01(a) sets forth a description of all real property owned, leased or subject to option by Seller or otherwise used by Seller in the conduct of its business, as well as a list of all purchase agreements, finance agreements, leases, options, title abstracts, insurance, licenses, permits, and other material documents relating to such real property that it has in its possession or control.

     (b) Equipment. Schedule 3.01(b) sets forth (a) a list of all material items of machinery, equipment vehicles and other similar property and assets owned or leased by Seller or used in the conduct of the Business, setting forth with respect to all such listed property a summary description of all Liens relating thereto (except if registered as of the date hereof at the Registrar of Companies), specifically identifying and describing those items with remaining total lease or conditional sales payments or other payments due by Seller in excess of $20,000, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof, and (b) a list of the quantities of Inventories possessed by the Company as of June 30, 2008.

     (c) Certain Agreements, etc. Schedule 3.01(c) sets forth a list of each of the following Contracts, written or otherwise, to which Seller is a party or by which it is bound (other than Contracts furnished pursuant to other subsections of this Section 3.01):

     (i) any research and development agreement, joint development agreement, OEM, or other supply agreement whereby products or components are developed or made by or for Seller;

     (ii)  any  joint  venture  or  franchise  agreement,  and any  purchase  or
disposition   agreement  and  related  significant   agreements   involving  the
acquisition or disposition of any products or process, or business by Seller;

     (iii) any Contract for the purchase of any services, raw materials, supplies or equipment or other goods, including outstanding purchase orders, involving remaining payments estimated at more than $20,000 (provided that all of such non-listed Contracts with an estimated payment of $20,000 or less do not in the aggregate represent estimated payments in excess of $50,000);

     (iv) any Contract for the sale of assets, products or services that is in any way not yet performed and involving remaining payments estimated at more than $20,000 (provided that all of such non-listed Contracts with an estimated payment of $20,000 or less do not in the aggregate represent estimated payments in excess of $50,000);

     (v) any dealer, distributor, broker, agent, sales representative or similar Contract by Seller for the sale of any products, identifying which Contracts might create any liability to Buyer or Seller if the right to sell or distribute new products is not offered by Seller or Buyer pursuant thereto or which cannot be terminated upon less than 90 days' notice, without cause, by Seller or Buyer without liability to Seller or Buyer;

     (vi) any Contract not made in the ordinary course of business of Seller, or any other Contract that has or could reasonably be expected to have a Material Adverse Effect;

     (vii) any Contract (A) restricting Seller from engaging, participating, or competing with any other Person, in any line of business, market or geographic area, or to make use of any Intellectual Property; (B) granting "most favored" pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal or rights of first negotiation to any other Person; or
(C) otherwise limiting or conditioning the right of Seller to sell, distribute or manufacture any products or services related thereto;

     (viii) any Contract of indemnification or warranty, other than (A) under Seller's unmodified forms of standard customer/distribution agreements, the forms of which have been made available to Buyer, or (B) warranties implied by Law;

     (ix) any Contract pursuant to which Seller has acquired or divested a business or entity, or all or substantially all of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase or sale of assets, license or otherwise;

     (x) any Contract between Seller and, or undertaking issued by Seller to, any governmental entity.


     Prior to the Closing Date, Seller shall delivered to Buyer true and complete copies of all Contracts identified in Schedule 3.01(c). Such copies contain all the terms of the agreements, understandings and arrangements between the parties thereto with respect to the subject matter thereof.

     (d) Permits, Licenses, Etc. Schedule 3.01(d) sets forth a list of all Authorizations, permits, licenses, notifications, registrations, approvals or similar permissions. Prior to the date of this Agreement, Seller has delivered to Buyer true and complete copies of all permits, licenses, notifications, registrations, approvals or other documents identified in Schedule 3.01(d).

     (e) Loans and Credit Agreements, Etc. Schedule 3.01(e) sets forth a list of all outstanding notes, bonds, debentures, loans or other credit agreements or arrangements, escrow agreements, security agreements, mortgages, deeds of trust, guaranties, pledges, conditional or installment purchase agreements, letters of credit and any other instruments evidencing indebtedness, written or otherwise, to which Seller is a party (as lender, borrower, or guarantor) or which affect or relate to its property or Assets. Prior to the date of this Agreement, Seller has delivered to Buyer true and complete copies of all documents identified in
Schedule 3.01(e).

     (f) Insurance Policies and Claims. Schedule 3.01(f) sets forth a list of all policies of insurance maintained by or for the benefit of Seller with respect to Seller and covering its officers, directors, employees, agents, properties, buildings, machinery, equipment, furniture, fixtures or operations and a description of each claim made by or for the benefit of Seller under any such policy of insurance within the past three years, describing such claim and the amount thereof. Prior to the date of this Agreement, Seller has delivered to Buyer true and complete copies of all policies of insurance identified in
Schedule 3.01(f), and true and complete copies of all documentation regarding claims made thereunder. Within the past three years, no insurer has failed to renew any such policy, and in the opinion of Seller the coverage provided by the policies of insurance listed in Schedule 3.01(f) conform to customary practices in Israel for companies engaged in businesses similar to the that of the Seller.

     (g) Employee Plans. Seller shall provide to Buyer, upon request, all necessary information with respect to Employee Plans and any related insurance or other contracts and trust and custodial agreements.

     SECTION 3.02 Organization. Seller is a limited private company duly organized, and validly existing under the laws of the State of Israel. Seller has all necessary power and authority to own its properties and assets and conduct the business presently being conducted by it.

     SECTION 3.03 Subsidiaries. Except as set forth in Schedule 3.03, Seller does not have any interest, direct or indirect, in any other business, corporation, joint venture, partnership, proprietorship or other entity. Except as set forth in Schedule 3.03, none of the business of Seller is conducted through, and none of the Purchased Assets is owned by or through, any direct or indirect subsidiary or Affiliate of Seller.

     SECTION 3.04 Authority. Seller has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and other agreements contemplated hereby to which Seller is a party, and the consummation by Seller of the transactions hereby and thereby, shall, by the Closing, have been duly and validly authorized by Seller's Board of Directors and shareholders, no other action of Seller's

Board of Directors or shareholders, or corporate proceedings on the part of Seller or its Affiliates, shall be necessary to authorize this Agreement and no other action of Seller's Board of Directors or shareholders, or corporate action on the part of Seller or its Affiliates, shall be necessary to consummate the transactions contemplated hereby. This Agreement has been duly authorized by Seller and duly executed and delivered by Seller, and constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms. Except as disclosed in Schedule 3.04 or Schedule 3.11, neither the execution and delivery of this Agreement nor compliance by Seller with its terms and provisions will violate (i) any provision of the articles of association or other governing instruments of Seller, (ii) any Contract to be transferred to Buyer or any permit or license of Seller, or (iii) any law, statute, regulation, or, to the best of Seller's knowledge, injunction, order or decree of any government agency or authority or court to which Seller or any of the Purchased Assets is subject.

     SECTION 3.05 Financial Statements. Attached hereto as Schedule 3.05(i) are true and complete copies of audited financial statements of Seller, including balance sheets at December 31, 2005 and December 31, 2006 and statements of earnings for the fiscal years then ended ("Seller Audited Financial Statements"); the unaudited financial statements of the Seller for December 31, 2007 and the statement of earnings, and a balance sheet (the "Interim Balance Sheet") at June 30, 2008 (a copy of which is attached hereto as Schedule 3.05(ii)) and statement of earnings for the six (6) month period then ended (the "Interim Income Statement" and together with the Interim Balance Sheet, the "Interim Financial Statements") (all of the above financial statements, together with the Interim Cash Flow Statement collectively referred to as the "Seller's Financial Statements"). The Seller Audited Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied. All the Seller's Financial Statements are true and correct in all material respects and fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Seller as of the dates thereof and the results of operations, shareholders' equity (deficit) and changes in cash flows of the Seller for the periods then ended, except that the un-audited Interim Financial Statements do not contain footnotes or comparisons to the financial results of prior periods and are subject to normal year-end adjustments which shall not be material. The Seller's Financial Statements are in accordance with the books and records of Seller. The books and records of the Company are stated in reasonable detail and accurately reflect in all material respects all information relating to the Business, the nature, acquisition, disposition, maintenance, location and collection of its assets and properties, and the nature of all transactions giving rise to its obligations, including accounts payable, and rights, including accounts receivable. There were no changes in the method of application of the Seller's accounting policies or changes in the method of applying the Seller's use of estimates in the preparation of the un-audited Interim Financial Statements.

     SECTION 3.06 Absence of Undisclosed Liabilities. There are no debts, liabilities, or obligations, of any nature, of Seller, the Business or the Purchased Assets, except to the extent expressly set forth or reserved against in the Seller's Financial Statements. Since the date of the Interim Financial Statements, there has not been any Material Adverse Effect.

     SECTION 3.07 Absence of Certain Changes and Events. Since the date of the Interim Financial Statements, Seller has not:

     (a) made any material change in the accounting methods or practices it follows other than as required by Law or GAAP;

     (b) made any capital expenditures or commitments exceeding $5,000 per expenditure or commitment, or $20,000 in the aggregate in respect of the Business;

     (c) sold, assigned, transferred or licensed any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, in each case used in connection with the Business, except nonexclusive licenses in the ordinary course of business consistent with past practice;

     (d) sold, leased, licensed, transferred, or otherwise disposed of any of its properties or assets primarily used in the Business, except Inventories sold or transferred in the ordinary course of business consistent with past practice and obsolete or worn out equipment sold or otherwise disposed of in a manner consistent with past practice which was not otherwise material (individually or in the aggregate) to the Business, or canceled any material indebtedness or waived any material claims or rights of material value;

     (e) suffered any damage to or destruction or casualty of (whether or not covered by insurance) any asset individually or in the aggregate material to the operation of the Business;

     (f) failed to pay any creditor any amount arising from the operation of the Business owed to such creditor when due, other than good faith disputes and trade payables arising in the ordinary course of business and not past due more than sixty (60) days;

     (g) failed to discharge or satisfy any Lien on any of the Purchased Assets, at or prior to the time that the obligation with respect to such Lien became due;

     (h) defaulted on any material obligation relating to the conduct or operation of the Business without curing such default;

     (i) granted any allowances or discounts with respect to the Business outside the ordinary course of business consistent with past practice or sold Inventories materially in excess of reasonably anticipated consumption for the near term outside the ordinary course of business consistent with past practice;

     (j) incurred or assumed any liabilities with respect to the Business other than in the ordinary course of business consistent with past practice and liabilities that are not Assumed Liabilities;

     (k) amended, cancelled or terminated any Contract or Authorization that is a Purchased Asset or entered into any Contract or obtained any Authorization primarily related to the Business, other than in the ordinary course of business and consistent with past practices;

     (l) failed to carry on the Business in the ordinary course and consistent with past practices so as to preserve the Purchased Assets and the Business and the goodwill of the suppliers, customers, distributors and others having business relations with the Business;

     (m) dismissed or provided notice of termination of the employment to any of the Current Employees; or

     (n) distributed any dividend nor made any other type of distribution, regardless of the record date thereof;

     (o) entered into any agreement or commitment, whether in writing or otherwise, to do any of foregoing.

     SECTION 3.08 Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of Seller, threatened against or by Seller in, before, or by any court, arbitrator, or governmental agency or authority. There are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against or affecting Seller or the Business or against any of the Purchased Assets. Prior to the date of this Agreement, Seller has made available to Buyer for review all complaint and litigation files of Seller.

     SECTION 3.09 Compliance with Law. To the knowledge of the Seller, the Business has not violated and is not in violation of any applicable law, ordinance or regulation of any governmental entity, including, without limitation, the R&D Law and any legal obligations applicable to Seller in connection with tax benefits approved by the Investment Center at the Ministry of Labor, Industry and Trade. To the knowledge of the Seller, all governmental, municipal and other approvals, registrations, notifications, permits, licenses and other permissions or authorizations (collectively, "Authorizations") required in connection with the conduct of the Business have been obtained and are in full force and effect and are being complied with. Seller has not received any notification of any asserted past or present violation in connection with the conduct of the Business of any applicable law, ordinance or regulation, or any written complaint, inquiry or request for information from any governmental entity relating thereto. Neither Seller nor the Business nor any of the Purchased Assets is the subject of any Israeli or other enforcement action or, to the knowledge of Seller, other investigation, including but not limited to those relating to Environmental Laws.

     SECTION 3.10 Taxes. Seller has timely filed all Tax or assessment reports and Tax returns (including any applicable information returns) that may be required by any law or regulation of any jurisdiction to be filed by or on behalf of Seller or any of its Affiliates, and all such reports and returns are true, correct and complete in all material respects. Seller has duly paid, deposited or accrued on its books of account, all Taxes (including estimated Taxes) pursuant to such reports and returns, or assessed against Seller, or which Seller or its Affiliates is obligated to withhold from amounts owing to any employee, service provider, supplier, or any other third party. Seller has no liability for any Taxes in excess of the amounts stated in the Interim Balance Sheet with respect to all time periods or portions thereof ending on or before the date set forth therein. Neither the assessment of any additional Taxes that by law should have been reported or paid or in accordance with generally accepted accounting principles should have been accrued, nor any investigation or audit, is pending or, to the best of Seller's knowledge, threatened or expected. No Taxing or assessment authority has indicated to Seller any intent to conduct an audit or other investigation or asserted any unresolved deficiencies with respect to Tax liabilities of Seller for any period, and to the knowledge of Seller there are no facts or circumstances that would give rise thereto. Seller has not waived any statute of limitations in respect of Israeli or foreign Taxes or agreed to any extension of time with respect to an assessment of deficiency with respect to such Taxes.

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
     SECTION 3.11 Consents. No consent, approval, waiver or authorization is legally or contractually required on the part of Seller to duly and validly transfer or assign any of the Purchased Assets as contemplated hereby.

     SECTION 3.12 Title to and Condition of the Purchased Assets. Seller has full right, title and interest to the Purchased Assets and good and marketable title to the Purchased Assets, free and clear of all Liens, except for the Liens listed (together with the amount secured by each such Lien) on Schedule 3.12, which shall be discharged in full by Seller at the Closing. The Purchased Assets include all assets, properties, rights, interests, claims and business necessary for or relating to the conduct of the Business as presently conducted by Seller or as currently proposed to be conducted. The Purchased Assets are suitable for the uses for which they are presently used by Seller, in normal operating condition and free from any defects. All of the Purchased Assets are located at the facilities of Seller (except for certain equipment located in Korea as disclosed to Buyer). This Section 3.12 does not apply to the Seller's Intellectual Property; representation and warranties relating to the Seller's Intellectual Property are set forth in Section 3.16 below.

     SECTION 3.13 Contracts. Each Contract required to be listed on any Schedule to this Agreement is, to the knowledge of Seller, valid and subsisting and is and following the consummation of the transactions contemplated by this Agreement, will remain, in full force and effect in accordance with its terms, and there have been no amendments, modifications, or supplements to any such Contracts. To the knowledge of Seller, there is no default or claim of default by Seller under any such Contract and no event has occurred, or will occur as a result of the consummation of the transactions contemplated by this Agreement, that, with the passage of time or the giving of notice or both, could reasonably be expected to constitute a default by Seller or, to the knowledge of Seller, any other party thereto under any such Contract, or could reasonably be expected to permit modification, acceleration, or termination of any such Contract, or result in the creation of any Lien on any of the Purchased Assets. Seller is not a party to any Contract: (i) that restricts Seller's, or after the closing would restrict Buyer's, ability to conduct any line of business (except as set forth in the Memorandum of Agreement dated June 12, 2008 between Seller Parent and L3 Communications Narda Microwave East); or (ii) that the performance of which results in a net loss for Seller, or after Closing, will result in a net loss for Buyer.

     SECTION 3.14 Manufacturing Processes/Inventories. Seller has made available to Buyer complete and accurate written documentation of the processes and procedures used or necessary to manufacture Seller's products in quantities sufficient for the conduct of the Seller's business as proposed to be conducted (the "Manufacturing Documentation"). The Business Intellectual Property includes all processes, methods, techniques, procedures, trade secrets and know how used or necessary to manufacture such products. The quantities of all Inventories, materials and supplies of Seller are not obsolete, damaged, slow-moving, defective or excessive, and are reasonable and balanced in the circumstances of Seller.

     SECTION 3.15 Warranties. All products manufactured or sold, and all services provided, by Seller have complied, and are in compliance, with all contractual requirements, warranties or covenants, express or implied, applicable thereto, and with all applicable governmental, trade association or regulatory specifications therefore or applicable thereto.

     SECTION 3.16 Intellectual Property.

     (a) Products and Services. Schedule 3.16(a) accurately identifies and describes each product currently being designed, developed, manufactured, marketed, distributed, provided, licensed, or sold by Seller (each, a "Seller Product").

     (b) Registered IP. Schedule 3.16(b) accurately identifies: (a) each item of Registered Intellectual Property in which Seller has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (b) the jurisdiction in which such item of Registered Intellectual Property has been registered or filed and the applicable registration or serial number; (c) any other Person that has an ownership interest in such item of Registered Intellectual Property and the nature of such ownership interest; and (d) each Seller Product identified in Schedule 3.16(a) that embodies, utilizes, or is based upon or derived from (or, with respect to Seller Products currently under development, that is expected to embody, utilize, or be based upon or derived from) such item of Registered Intellectual Property. Seller has provided or otherwise granted access to Buyer complete and accurate copies of all applications, correspondence with any governmental entity, and other material documents related to each such item of Registered Intellectual Property.

     (c) Inbound Licenses. Schedule 3.16(c) accurately identifies: (a) each Contract pursuant to which any Intellectual Property is or has been licensed, sold, assigned, or otherwise conveyed or provided to Seller (other than (i) agreements between the Seller and its employees in Seller's standard form thereof, (ii) non-exclusive licenses to third-party software that is not incorporated into, or used in the development, manufacturing, testing, distribution, maintenance, or support of, any Seller Product and that is not otherwise material to the Business, (iii) non-exclusive licenses to any generally available hardware that is used in the development, manufacturing, testing, distribution, maintenance or support of any Seller Product and (iv) generally available off-the-shelf software products or tools that are used for the operation of the business); and (b) whether the licenses or rights granted to Seller in each such Contract are exclusive or non-exclusive.

     (d) Outbound Licenses. Schedule 3.16(d) accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right or interest in, any Business Intellectual Property other than a right to use any Seller Product pursuant to any purchase order. Seller is not bound by, and no Business Intellectual Property is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of Seller to use, exploit, assert, or enforce any Business Intellectual Property owned by Seller anywhere in the world, nor limits or restricts the ability of Seller to transfer any Business Intellectual Property to the Buyer.

     (e) Royalty Obligations. Schedule 3.16(e) contains a complete and accurate list and summary of all royalties, fees, commissions, and other amounts payable by Seller to any other Person upon or for the manufacture, sale, or distribution of any Seller Product or the use of any Business Intellectual Property owned by Seller.

     (f) Standard Form IP Agreements. Schedule 3.16(f) identifies each standard form of Intellectual Property Contract upon which a Contract that is currently effective in any respect, or for which either party under such Contract has any continuing obligation or right.

     (g) Ownership Free and Clear. Seller exclusively owns all right, title and interest to and in all Registered Intellectual Property. Seller owns all right, title and interest to and in all Intellectual Property (except that in the public domain and not owned by a third party) used in or necessary to conduct the Business as currently conducted or currently contemplated to be conducted (the "Business Intellectual Property") free and clear of any Liens. Without limiting the generality of the foregoing:

     (i) Employees and Contractors. No current or former shareholder, officer, director, employee or contractor of Seller that has any claim, right, or interest to or in any Business Intellectual Property. Seller has no knowledge of any employee of Seller that is (a) bound by or otherwise subject to any Contract restricting him from performing his duties for Seller or (b) in breach of any Contract with any former employer or other Person concerning Intellectual Property or confidentiality due to his activities as an employee of Seller.

     (ii) Government Rights. Except as set forth under Schedule 3.16(g)(ii), no funding, facilities, or personnel of any governmental body or any public or private university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Business Intellectual Property owned by Seller. Seller has not provided the Business Intellectual Property to any governmental body, under license, contract, or otherwise, in any manner that gives such governmental body any additional or different rights than those contained in Seller's Standard Form Agreements, and all Contracts in which any governmental body obtains any rights to any Business Intellectual Property have been disclosed in the applicable disclosure schedule as set forth in this Section 3.16.

     (iii) Protection of Proprietary Information. Seller has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information pertaining to Seller or any Seller Product. Without limiting the generality of the foregoing, no portion of the source code for any software ever owned or developed by Seller has been disclosed or licensed to any escrow agent or other Person.

     (iv) Past IP Dispositions. Seller has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property that comprises Business Intellectual Property owned by Seller to any other Person.

     (v) Standards Bodies. Seller is not and has never been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate Seller to grant or offer to any other Person any license or right to any Business Intellectual Property.

     (h) Valid and Enforceable. The Registered Intellectual Property is valid, subsisting, and enforceable. Without limiting the generality of the foregoing:

     (i) Misuse and Inequitable Conduct. Seller has not engaged in patent misuse or any fraud or inequitable conduct in connection with any Business Intellectual Property that is Registered Intellectual Property.

     (ii) Trademarks. No registered trademark or registered trade name owned, used, or applied for by Seller conflicts or interferes with any registered trademark or registered trade name owned, used, or applied for by any other Person. No event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or could reasonably be expected to result in, the abandonment of any registered trademark owned, used, or applied for by Seller.

     (iii) Legal Requirements and Deadlines. Each item of Registered Intellectual Property is and at all times has been in compliance with all legal requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Registered Intellectual Property in full force and effect have been made by the applicable deadline. No application for a patent or a copyright, mask work, or trademark registration or any other type of Registered Intellectual Property filed by or on behalf of Seller has been abandoned, allowed to lapse, or rejected. Schedule 3.16(h) accurately identifies and describes as of the date of this Agreement each action, filing, and payment that must be taken or made in order to maintain such item of Business Intellectual Property in full force and effect.

     (iv) Interference Proceedings and Similar Claims. No interference, opposition, reissue, reexamination, or other proceeding is or has been pending or, to the knowledge of Seller, threatened, in which the scope, validity, or enforceability of any Registered Intellectual Property is being, has been, or could reasonably be expected to be contested or challenged. Seller has no knowledge of any basis for a claim that any Registered Intellectual Property is invalid or unenforceable.

     (i) Third-Party Infringement of Business Intellectual Property. To the knowledge of Seller, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Business Intellectual Property owned by Seller. No letters or other written or electronic communication or correspondence have been sent or otherwise delivered by or to Seller or any representative of Seller regarding any actual, alleged, or suspected infringement or misappropriation of any Business Intellectual Property owned by Seller.

     (j) Effects of This Transaction. Neither the execution, delivery, or performance of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (a) a loss of, or Lien on, any Business Intellectual Property; (b) a breach of or default under any Business Intellectual Property; (c) the release, disclosure, or delivery of any Business Intellectual Property by or to any escrow agent or other Person; or (d) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Business Intellectual Property.

     (k) No Infringement of Third Party IP Rights. To the Seller's knowledge, Seller has never infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful use of any Intellectual Property of any other Person or engaged in unfair competition. No Seller Product, and no method or process used in the manufacturing of any Seller Product, infringes, violates, or makes unlawful use of any Intellectual Property (other than patents), or contains any Intellectual Property (other than patents) misappropriated from, any other Person, or, to Seller's knowledge, infringes, violates, or makes unlawful use of any patent, or contains any patent misappropriated from, any other Person. There is no legitimate basis for a claim that Seller or any Seller Product has infringed or misappropriated any Intellectual Property Right (other than patents), or, to Seller's knowledge, any patent, of another Person or engaged in unfair competition or that any Seller Product, or any method or process used in the manufacturing of any Seller Product, infringes, violates, or makes unlawful use of any Intellectual Property (other than patents), or contains any Intellectual Property (other than patents) misappropriated from, any other Person, or to Seller's knowledge, infringes, violates, or makes unlawful use of any patents, or contains any patents misappropriated from, any other Person . Without limiting the generality of the foregoing:

     (i)  Infringement  Claims.  No infringement,  misappropriation,  or similar claim or proceeding is pending or, to the knowledge of Seller, threatened against Seller or, to the knowledge of the Seller, against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by Seller with respect to such claim or proceeding. Seller has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation by
Seller, any of their employees or agents, or any Seller Product of any Intellectual Property of another Person, including any letter or other communication suggesting or offering that Seller obtain a license to any Intellectual Property of another Person.

     (ii) Other Infringement Liability. Seller is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation, or similar claim (other than indemnification provisions in Seller's Standard Form Agreements relating to the Business Intellectual Property owned by Seller).

     (l) Data Bases. Schedule 3.16(p) identifies and describes each distinct electronic or other database containing (in whole or in part) personal data maintained by or for the Seller at any time (the "Seller Databases"), the types of personal data in each such database, the means by which the personal data was collected, and the security policies that have been adopted and maintained with respect to each such database. No breach or violation of any such security policy has occurred or, to the best of Seller's knowledge, is threatened, and there has been no unauthorized or illegal use of or access to any of the data or information in any of the Seller Databases.

     SECTION 3.17 Labor Law and Employees.

     (a) Schedule 3.17(a) accurately sets forth, with respect to each employee of Seller (including any employee of Seller who is on a leave of absence or on layoff status):

     (i) the name of such employee and the date as of which such employee was originally hired by Seller;

     (ii) such employee's title, and a general description of such employee's duties and responsibilities;

     (iii) such employee's annualized compensation as of the date of this Agreement;

     (iv) each Employee Plan in which such employee participates or is eligible to participate;

     (v) all accrued vacation day and sick days, all recuperation pay owed; and any amounts owing to pension funds, managers insurance, education funds, recuperation pay [dmei havra'ah] or for other social benefits, including all accruals, allocations, severance and reserve Liabilities.

     (b) The employment of each of Seller's employees, subject to applicable notice periods, is terminable by Seller without restrictions imposed under labor agreements or collective labor agreements. Seller has delivered or granted to Buyer access to accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of Seller.

     (c) To the knowledge of Seller:

     (i) no employee of Seller intends to terminate his employment with Seller;

     (ii) no employee of Seller has received an offer to join a business that may be competitive with the Business; and

     (iii) no employee of Seller is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of Seller; or (B) the Business.

     (d)  Schedule  3.17(d)   accurately  sets  forth,   with  respect  to  each
independent contractor of Seller:

     (i) the name of such independent contractor and the date as of which such independent contractor was originally engaged by Seller;

     (ii)  a   description   of   such   independent   contractor   duties   and
responsibilities;

     (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from Seller with respect to services performed during 2007;

     (iv) the terms of compensation of such independent contractor; and

     (v) any Authorization that is held by such independent contractor and that relates to or is useful in connection with the Business.

     (e) Seller is not a party to or bound by, and in the past eight (8) years, Seller has not been a party to or bound by, any collective employment agreement (except under ministerial "extension orders") or any union contract, collective bargaining agreement or similar Contract.

     (f) To Seller's knowledge, Seller is not engaged, and Seller has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting Seller or the Business. To Seller's knowledge, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. There are no actions, suits, claims, labor disputes or grievances pending or, to the best of the knowledge of Seller, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Current Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

     (g) To the knowledge of Seller, none of the current or former independent contractors of Seller could be reclassified as an employee. To the knowledge of Seller, no independent contractor of Seller is eligible to participate in any Employee Plan.

     (h) All Current Employees are listed on Schedule 3.17(a). All of the Current Employees are entitled to termination notice of up to ninety (90) days prior written notice (save for the current General Manager of Seller Parent who is entitled to 6 months' prior notice) under the termination notice provisions included in employment agreements or applicable law. Seller's obligations to provide statutory severance pay to the Current Employees pursuant to the Severance Pay Law (5723-1963) are fully funded or accrued on the Seller's Financial Statements and Seller has not invoked the provisions of Section 14 of the Severance Pay Law with respect to such statutory severance pay. There are no circumstances that could give rise to any valid claim by a current or former employee of Seller for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that Seller is legally or contractually required either (A) to deduct from the Employees' salaries or to transfer to the Employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (B) to withhold from the Current Employees' salaries and benefits and to pay to any government entity as required by the Israeli Income Tax Ordinance and National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid, and Seller does not have any outstanding obligation to make any such deduction, transfer, withholding or payment; and (C) Seller is in compliance in all material respects with all applicable legal requirements and contracts relating to employment, employment practices, wages, bonuses and other compensation matters and terms and conditions of employment related to the Current Employees, including The Prior Notice to the Employee Law, 2002, The Notice to Employee (Terms of Employment) Law, 2002, The Prevention of Sexual Harassment Law, 1998, the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, and The Employment by Human Resource Contractors Law, 1996. Seller has not engaged any Current Employees whose employment would require special licenses or permits. There are no unwritten policies or customs that, by extension, could entitle Current Employees to benefits in addition to what they are entitled by law (including, by way of example but without limitation, unwritten customs concerning the payment of statutory severance pay when it is not legally required). Seller has not engaged any consultants, sub-contractors or freelancers who, according to Israeli law, are entitled to the rights of an employee vis-a-vis Seller, including rights to severance pay, vacation, recuperation pay [dmei havra'ah] and other employee-related statutory benefits. Seller has provided to Buyer a correct and complete summary of the calculations concerning the components of the Current Employees' salaries, including any components that are not included in the basis for calculation of amounts set aside for purposes of statutory severance pay. Seller has provided to Buyer (a) any and all agreements with human resource contractors, or with consultants, sub-contractors or freelancers; and (b) full documents, manuals, and written policies relating to the employment and termination of Current Employees.

     SECTION 3.18 No Finders. No act of Seller or its Affiliates has given or will give rise to any claim against Buyer for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated herein.

     SECTION 3.19 Product Liability Claims. To Seller's knowledge, Seller Products that Seller has manufactured, distributed or sold were merchantable, free from material defects in design, specifications, processing, manufacture, material or workmanship, and suitable for the purpose for which they were intended. Seller has not incurred any uninsured or insured Product Liability, or received a claim based upon alleged Product Liability, and, to Seller's knowledge, no basis for any such claim exists.

     SECTION 3.20 Relations with Suppliers and Customers. No current supplier of Seller has canceled any contract or order for provision of, and, to the knowledge of Seller there has been no threat by any such supplier not to provide, raw materials, products, supplies, or services to the Business when owned by Seller. Seller has not received any information from one or more customers that accounted for more than 5% of the revenues of Seller during the last full fiscal year to the effect that such customers intend to decrease the amount of business they do with the Business when owned by Seller.

     SECTION 3.21 Environmental Matters. (a) neither Seller nor the Business or the Purchased Assets have been or are subject to any actual or threatened investigations, administrative proceedings, litigation, regulatory hearings, or other action threatened, proposed or pending that alleges (i) actual or threatened violation of or noncompliance with any Environmental Law, or (ii) actual or threatened personal injury or property damage or contamination of any kind resulting from a release or threatened release of a Hazardous Substance with respect to the Business and the Purchased Assets; (b) Seller has not taken or failed to take any action with respect to the Business, the Purchased Assets or the real property presently or formerly used in connection therewith that could reasonably be expected to result in (i) actual or threatened violation of or noncompliance with any Environmental Law, or (ii) actual or threatened personal injury or property damage or contamination resulting from a release of a Hazardous Substance that requires remediation or other similar corrective action under any applicable Environmental Laws; and (c) no Hazardous Substances have been used, manufactured, generated, transported, released or disposed of in violation of any Environmental Law by Seller.

     SECTION  3.22  Contracts  with  Related  Parties.  Except  as set  forth on
Schedule 3.22, there are no agreements or contracts between Seller and any officer, director, or shareholder of Seller, any subsidiary of Seller or any entity in which any such officer, director or shareholder owns more than a five percent (5%) equity interest.

     SECTION 3.23 Government Grants.

     (a) Schedule 3.23(a) provides a complete list of all pending and outstanding grants, incentives, exemptions and subsidies from the Government of the State of Israel or any agency thereof, or from any non-Israeli governmental entity, granted to the Seller or assigned to or assumed by the Seller (collectively, "Government Grants"), including, without limitation, (i) the Investment Center of the Ministry of Industry, Trade and Labor, (ii) the OCS including for avoidance of doubt grants received within the framework of MAGNET, MAGNETON, HEZNEK and other similar programs; (iii) the BIRD Foundation and any other similar governmental or government-related entity, (iv) the Fund for the Encouragement of Marketing, and (v) the Income Tax Authorities.

     (b) Seller has made available to Buyer accurate and complete copies of all documents requesting or evidencing Government Grants or amendments thereto submitted by Seller and of all letters of approval, and supplements thereto, granted to Seller, as well as all correspondence or written summaries pertaining thereto, and has provided Buyer with an accurate and complete description of any unwritten or informal arrangements or understandings that relate to the Government Grants.

     (c) Schedule 3.23(a) details all the aggregate amount of each Government Grant, the amounts already received under such Government Grant, the amounts still receivable under such Government Grant, the royalties paid by Seller with respect to the and the aggregate outstanding obligations of the Seller thereunder with respect to royalties, or the outstanding amounts to be paid by Seller in respect of such Government Grants.

     (d)  Seller  is in  compliance  with  all  of  the  terms,  conditions  and requirements of the Government Grants and has duly fulfilled all the undertakings relating thereto. Seller has no knowledge of any intention of the Investment Center or the OCS to revoke or modify any of the Government Grants or that the Investment Center or the OCS believes that Seller is not in compliance in all respects with the terms of any Grant. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby does, will or would reasonably be expected to (with or without notice or lapse of time) give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify any Government Grant identified or required to be identified in Schedule 3.23(a).

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

     SECTION 4.01 Organization of Buyer. Buyer is a corporation duly organized and validly existing under the laws of Israel.

     SECTION 4.02 Authority. By the Closing, Buyer shall have full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Buyer of this Agreement and other agreements contemplated hereby to which Buyer is a party, and the consummation by Buyer of the transactions hereby and thereby, shall have been duly and validly authorized by Buyer's Board of Directors by the Closing, no other action of Buyer's Board of Directors, or corporate proceedings on the part of Buyer shall be necessary to authorize this Agreement and no other action of Buyer's Board of Directors, or corporate action on the part of Buyer, shall be necessary to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by Buyer and constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement nor compliance by Buyer with its terms and provisions will violate (i) any provision of the articles of association of Buyer or (ii) any law, statute, regulation, or to Buyer's knowledge, injunction, order or decree of any government agency or authority or court to which Buyer or any of Buyer's assets is subject.

     SECTION 4.03 No Finders. No act of Buyer has given or will give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated herein.

                                   ARTICLE V
                        CERTAIN COVENANTS AND AGREEMENTS

     SECTION 5.01 Approvals and Consents. Seller and Buyer shall use commercially reasonable efforts to cause the satisfaction of the conditions to Closing contained in this Agreement. Each party hereto shall use commercially reasonable efforts to obtain all Authorizations, consents, orders and approvals of all governmental authorities and the consents of third parties to the assignment or transfer, for the benefit of Buyer of the agreements listed on
Article VII or Article VIII that are, may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and shall cooperate fully with the other party in promptly seeking to obtain all such Authorizations, consents, orders and approvals. The parties hereto acknowledge that time shall be of the essence in this Agreement and agree not to take any action or omit to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

     SECTION 5.02 Conduct of Business. Until the Closing, Seller will operate the Business and maintain the Purchased Assets, only in the ordinary course of business consistent with past practice (including continuing to fulfill its supply obligations and maintenance of customary levels of Inventories), and, without limiting the foregoing, Seller will:

     (a) use commercially reasonable efforts to preserve intact the present business organization and personnel of Seller;

     (b) use commercially reasonable efforts to preserve the goodwill and relationships of the Business with suppliers, independent contractors, customers, employees, any governmental authority and other persons material to the operation thereof;

     (c) not incur any obligation, liability, or indebtedness (absolute, accrued, contingent or other), other than trade payables incurred in the ordinary course of business consistent with past practice;

     (d) not mortgage, pledge or subject to Lien any of the Purchased Assets;

     (e) not sell, assign or transfer any asset, property or business or cancel any debt or claim or waive any right with respect to the Purchased Assets, except in the ordinary course of business consistent with past practice;

     (f) not sell, assign, license, transfer or permit to lapse any right with respect to Intellectual Property;

     (g) not grant any increase in the compensation payable to any officer, director, consultant, employee or agent who is, or will be offered the opportunity to be, a New Buyer Employee;

     (h) not make or authorize any capital lease or any capital expenditure for additions to plant and equipment of the Business that would be treated as part of the Purchased Assets in excess of $5,000 per item or $20,000 in the aggregate except as may be necessary for ordinary repair, maintenance or replacement;

     (i) not enter into or amend any contract for the employment of any officer, employee or other person who is, or may be offered the opportunity to be, a New Buyer Employee, on a full-time, part-time or consulting basis that is not terminable upon notice of 30 days or less without cost or other liability to the Business;

     (j) not enter into or amend any contract or collective bargaining agreement with any labor union related to any Current or New Buyer Employees;

     (k) not enter into or amend any bonus, pension, profit-sharing, retirement, stock purchase, stock option, deferred compensation, incentive compensation, hospitalization, insurance or similar plan, contract or understanding providing for employee benefits, including the grant or award of any stock option or stock appreciation or similar right that would purport to confer rights to shares of Seller or any of their Affiliates upon the consummation of the transactions contemplated by this Agreement;

     (l) of any real property, whether as lessor or lessee, or any contract for the purchase or sale of real property;

     (m) not enter into any contract, supply agreement, or purchase order;

     (n) not accept any order or enter into any agreement with a customer of the Business for the sale of any product or services of the Business that is at a price that reflects a discount that is not in the ordinary course of business or is not in accordance with discounts given on similar products or services of the Business over the past 6 months, if such agreement would be an Assumed Liability;

     (o) not engage in (i) any trade loading / channel stuffing practices or any other promotional marketing, sales or discount activity with any customers or distributors with the effect or any intent of accelerating to prior fiscal periods sales to the trade or otherwise, that would otherwise be expected (based on past practice) to occur in subsequent fiscal periods, (ii) any practice which is intended or would have the effect of accelerating to prior fiscal periods collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal periods or (iii) any practice which is intended or would have the effect of postponing to subsequent fiscal periods payments by the Company that would otherwise be expected (based on past practice) to be made in prior fiscal periods, in each case in clauses (i) through (iii) in a manner outside the ordinary course of business consistent with past practices; or

     (p) pay accounts payable and pursue collection of its accounts receivable in the ordinary course of business, consistent with past practices;

     (q) not request a tax pre-ruling or otherwise contact the tax authorities except on routine day-to-day matters, without the express, written permission of Buyer;

     (r) not otherwise take any action that would impair Buyer's rights under this Agreement or fail to take any action that would preserve Buyer's rights under this Agreement:

     (s) keep in full force all insurance policies;

     (t) not change any of its methods of accounting or accounting practices in any respect;

     (u) not distribute any dividend nor make any other type of distribution, regardless of the record date thereof;

     (v) not enter into any transaction or take any other action outside the ordinary course of business;

     (w) not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses "(a)" through "(w)" of this Section 5.02.

          Notwithstanding the foregoing, Seller may implement any of the restricted actions specified in this Section 5.02, with the prior written consent of Buyer.

     SECTION 5.03 No Solicitation of Other Offers. Prior to the Closing, neither Seller nor any of its Affiliates shall directly or indirectly discuss or negotiate with any person (other than Buyer), encourage the submission of inquiries, proposals or offers from any person (other than Buyer), or otherwise provide information to any other person, with respect to the sale of or investment in Seller (whether by merger, combination, sale of assets, sale of stock, or otherwise) or the sale, licensing, distribution or other disposition of any products, assets or technology of Seller, other than the sale of product Inventories in the ordinary course of business.

     SECTION 5.04 Access to Information and Records. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which
Seller is a party (in which case the Seller shall use all commercially reasonable efforts to provide acceptable alternative arrangements, not in violation of such agreement or arrangement, for disclosure to Buyer or its advisors) or pursuant to applicable law, Seller shall afford to Buyer and to Buyer's accountants, officers, directors, employees, counsel, and other representatives reasonable access during normal business hours upon reasonable prior notice, from the date hereof through the Closing, to all of the properties, books, data, contracts, commitments, and records of Seller, and, during such period, Seller shall furnish promptly to Buyer all information concerning Seller's prospects, properties, liabilities, results of operations, financial condition, product evaluations and testing as Buyer may reasonably request and reasonable opportunity to contact and obtain information from Seller's officers, employees as Buyer may reasonably request.

     SECTION 5.05 Non-competition. As a material inducement and consideration for Buyer to enter into this Agreement, Seller agrees that from and after the Closing until five years following the Closing Date (the "Non-competition Period"), Seller undertakes, not, within any jurisdiction in the world, own, operate, advise, assist or lend funds to or invest funds in any person in any manner that would aid or assist any person or entity to compete, in any material respect, with the Business or any substantially similar business. During the Non-competition Period, Seller further agrees not to, directly or indirectly, interfere with, disrupt or attempt to disrupt the relationship between Seller or any of its Affiliates and any third party, including any customer, collaborator, supplier or employee of Buyer or any of its Affiliates. The parties hereto agree that the duration and geographic scope of the non-competition provisions set forth in this Section are reasonable. If any covenant in this Section is held to be invalid, illegal or unenforceable by any court of competent jurisdiction or any other governmental entity, it is agreed and understood that such covenant will not be voided but rather will be construed to impose limitations upon the activities of Seller that are no greater than allowable under then applicable laws. Seller undertakes to procure non-competition and non-solicitation undertakings by the Kibbutz in favor of the Buyer as set forth in this Section 5.05.

     SECTION 5.06 Further Assurances; Seller Access to Records. At such time and from time to time on and after the Closing Date upon request by Buyer, Seller will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances that may be required for the better conveying, transferring, assigning, delivering and confirming ownership to, or reducing to the possession of, Buyer or its respective successors and assigns all of the Purchased Assets and to otherwise carry out the purposes of this Agreement. Seller agrees to promptly deliver, remit or return to Buyer all assets and amounts received by it after the Closing that, pursuant to the terms hereof, are owned by or are due to Buyer. Buyer shall permit Seller and its authorized representatives to have reasonable access to, on a confidential basis, and to copy, at Seller's expense, during regular business hours and upon reasonable advance notice to Buyer and in a manner non-disruptive to Buyer's conduct of the Business, such books, records and documents related to the conduct of the Business prior to the Closing that are necessary for Seller to comply with any applicable law or regulation or to respond to any legal or administrative claim or investigation. Seller agrees to cooperate, and to cause its independent accountants to cooperate, with Buyer and its accountants in the preparation of any financial statements of Seller as of the Closing Date.

     SECTION 5.07 Approvals. Each party to this Agreement shall use reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to or filed by such party with any Israeli governmental authority with respect to the transaction contemplated hereby. Without limiting the generality of the foregoing: (i) Seller shall use reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, the following consents, and any other consents that may be required in connection with the transaction contemplated hereby: (x) approval of the OCS; and (y) approval of the Investment Center; and (ii) Buyer shall provide to the OCS and the Investment Center any information reasonably requested by such authorities and shall, without limitation of the foregoing, execute an undertaking in customary form in which Buyer undertakes to comply with the R&D Laws and regulations. Each party to this Agreement shall (i) give the other parties prompt notice of the commencement of any legal proceeding by or before any Israeli governmental entity with respect to the transaction contemplated hereby, (ii) keep the other parties informed as to the status of any such legal proceeding and (iii) promptly inform the other parties of any communication to the OCS, the Investment Center or any other Israeli governmental entity regarding any of the transactions contemplated by this Agreement. The parties to this Agreement will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Israeli legal proceeding relating to the transaction contemplated hereby. In addition, except as may be prohibited by any Israeli governmental entity, each party hereto will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Israeli governmental entity in connection with any such legal proceeding.

     SECTION 5.08 Transfer of Approved Enterprise Status. At the request and expense of Buyer, whether before or after the Closing, Buyer and Seller shall jointly approach the Investment Center in order to obtain the consent of the Investment Center to the substitution of Buyer for Seller as the beneficiary of the Approved Enterprise Status that Seller received in respect of the approved enterprise status granted to certain facilities of the Company as set forth in
Schedule 3.23(a) (the "Approved Enterprise Status"), such that Buyer shall be entitled to all rights and entitlements to which Seller is currently entitled pursuant to the Approved Enterprise Status, subject to the terms and conditions relating to such status. Seller undertakes not to take any action that shall prevent, delay or jeopardize the obtaining of such approval. Buyer and Seller shall cooperate and coordinate any communications with the Investment Center in respect of the transactions contemplated herein.

     SECTION 5.09 Fees and Expenses. Whether or not the transaction contemplated by this Agreement are consummated, all fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, and any expenses incurred by Seller prior to or at the Closing and paid at or after the Closing shall not be deemed as an Assumed Liability and will considered a Retained Liability. Fees and expenses incurred by a party in connection with the transaction contemplated by this Agreement, include: (i) all third party legal, accounting, financial advisory, consulting and finders fees and expenses and all other like fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of this Agreement and the other transaction documents and the transactions contemplated hereby and thereby (collectively "Transaction Expenses"); (ii) any bonuses, change in control payments to employees or consultants of Seller or its subsidiaries, which shall be deemed expenses incurred by Seller (the "Transaction Bonus Payments"), and (iii) any payments in connection with any change in control obligations or any payment of consideration arising under any consents, waivers or approvals of any party under any Contract of Seller or its subsidiary which are effective as of immediately prior to the Closing date, which shall be deemed expenses of Seller (the "Change in Control Payments").

     SECTION 5.10 Notification. During the pre-Closing period, Seller shall promptly notify Buyer in writing of: (a) the discovery by Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material breach of any representation or warranty made by Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material breach of any representation or warranty made by Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any material breach of any covenant or obligation of Seller; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Articles VII and Article VIII impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 5.10 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller shall promptly deliver to Buyer an update to the Disclosure Schedule specifying such change. No such update, not approved by Buyer, shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Article VII or Article VIII have been satisfied.

                                   ARTICLE VI
                                EMPLOYEE MATTERS

     SECTION 6.01 Offer to Employees. At any time after the date hereof but no less than 7 days prior to the Closing Date, Buyer shall issue an offer to each Current Employee to become an employee of the Buyer upon the Closing, in such manner that the Buyer shall assume the rights and obligations of the Seller as employer of the Current Employees (the "Employment Offers"). Each Employment Offer shall (a) specify the terms of employment prevailing prior to Closing between the Current Employee and the Seller (as conveyed to Buyer by Seller),
(b) specify the date of commencement of employment of each Current Employee, (c) include an IP assignment provision which shall be effective with respect to the entire term of employment of the Current Employee at the Seller, (d) include a consent by the Current Employee for the transfer of his/her managers' insurance policy and other relevant funds from Seller to Buyer; and (e) include a consent by the Current Employee to inclusion of his/her personal information in the Buyer's database, and that such information may be included in personnel databases of the Herley group of companies. It is agreed that Buyer shall not be obligated to employ, nor shall it assume any liability towards, any Current Employee which does not accept the Employment Offer in writing.

     SECTION 6.02 Pension Plans. Buyer and Seller shall cooperate in order to obtain any requisite approvals from the Tax Authorities in order to transfer the pension plans and managers' insurance plans from Seller to Buyer.

     SECTION 6.03 Other Benefits. Seller shall be responsible for the payment of all salaries and benefits, including vacation (beyond the liability for vacation specified in the Surveyed Interim Balance Sheet), convalescence pay [dmei havraa], sick pay, and any other benefit to which Current Employees (whether or not they shall accept Employment Offers) may be entitled with respect to their employment by Seller and/or with respect to the period of time prior to the Closing Date. Subject to transfer of managers' insurance plans to Buyer containing sufficient funds to pay each of the Current Employees' contractual and/or statutory severance pay (according to the higher of the two), Seller shall be responsible for the severance pay which may be payable to Current Employees who accept the Employment Offer and become employees of Buyer. Buyer shall not be responsible for severance pay claimed by or payable to a Current Employee who does not accept the Employment Offer or does not become an employee of the Buyer at the Closing. The provisions of this Section 6.04 shall also apply to any individual employed by Seller at any time, and any individual retained under another agreement such as a consultancy or representative agreement, who claims any employment-related benefits, rights or payments in relation to his/her contractual engagement with Seller.

     SECTION 6.04 Kibbutz - Services Agreement. With effect as of the Closing, the Kibbutz and the Buyer shall enter into a Services Agreement (the "Kibbutz Services Agreement"), to the satisfaction of Buyer, which shall include, inter alia, the following provisions:

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
     (a) The Service Agreement shall be in force for a period of one year from Closing and shall automatically extend for periods of one year unless one party elects to terminate the arrangement upon giving the other party not less than 60 days' prior written notice before the anniversary of the expiry of the relevant year.

     (b) The Kibbutz shall be the sole employer of any personnel providing services to Buyer on behalf of the Kibbutz under the Services Agreement (the "Kibbutz Personnel") and there shall be no employer/employee relationship between the Buyer and any Kibbutz Personnel. In such connection, the Kibbutz undertakes to maintain and fund via a licensed insurance company or licensed comprehensive pension fund: (i) a personal fund for each of the Kibbutz Personnel covering the Kibbutz's severance pay liability with respect to the entire period during which the Kibbutz provided the services of such individual (during the term of the Service Agreement as well as the term of the service agreement between Seller and the Kibbutz), (ii) loss of ability to work benefits, at rates which are generally acceptable in the manufacturing industry, and (iii) personal funded pension plan.

     (c)  The  Kibbutz  shall  comply  with  all  applicable   employment  laws,
regulations, extension orders and judicial rulings with respect to the employment and termination of the Kibbutz Personnel. The Kibbutz shall make all required reports and payments to the National Insurance Institute and the tax authorities with respect to its employment of the Kibbutz Personnel. The Buyer shall be entitled, upon request, to review and audit the relevant documentation and funding, and make recommendations for implementation of changes, which if reasonable shall be promptly implemented by the Kibbutz.

     (d) The Kibbutz shall indemnify and hold harmless Buyer from any claims, demands or allegations by any Kibbutz Personnel against Buyer, whether alleging that an employment agreement existed between the Buyer and such claimant or otherwise, whether or not the Kibbutz violated any of its undertakings under the Service Agreement or its statutory obligations or otherwise. Without derogating from the Kibbutz's undertaking to indemnify Buyer as aforesaid, Buyer shall be entitled to set off any amounts payable by Kibbutz to Buyer by virtue of such indemnification against any amounts payable by Buyer to the Kibbutz, including under the Service Agreement, any lease agreements, or other amounts. Said indemnification shall not be subject to the time limits applicable to Seller's indemnification obligations in Article IX hereto.

     (e) The Kibbutz will procure that all the Kibbutz Personnel will execute non-compete and confidentiality agreements which shall also include provisions covering the assignment of all intellectual property rights for the benefit of the Buyer, in the standard form of the Buyer, on or prior to Closing.

                                  ARTICLE VII
                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer under this Agreement shall, at its option, be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions:

     SECTION 7.01 Representations, Warranties and Covenants. The representations and warranties of Seller herein shall be true and accurate in all material respects (except with respect to representations and warranties qualified by

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
materiality, which shall be true and accurate in all respects) at the Closing with the same effect as though made at such time. Seller shall have performed all of its obligations and complied with all of its covenants prior to or as of the Closing. Seller shall have delivered to Buyer approvals and documentation in evidence thereof, as well as an officers' certificate in a form to be agreed by Closing, dated as of the Closing and executed by the chief executive of Seller to all such effects.

     SECTION 7.02 Opinion of Counsel for Seller. Osnat Naveh & Co., counsel for Seller, shall have delivered to Buyer a written opinion, dated the Closing Date, in a form to be agreed prior to the Closing.

     SECTION 7.03 Corporate Approvals. Unanimous written resolutions of the shareholders of Seller, in lieu of a general meeting, signed by each of the shareholders of Seller, and of the board of directors of Seller, in lieu of a board of directors meeting, and the written consent of the Kibbutz, shall be delivered to Buyer.

     SECTION 7.04 Approvals; Consents; Releases. All permissions, releases, consents or approvals, governmental or otherwise, necessary on the part of Seller to consummate the transactions contemplated hereunder shall have been obtained by Seller and delivered to Buyer, including the release of any and all Liens on the Purchased Assets not including Liens associated with the Assumed Liabilities, and completion of all attendant filing procedures at each relevant official registry, including without limitation the Registrar of Companies and the Registrar of Pledges, and assignment or issuance to Buyer of all requisite permits, licenses and business licenses.

     SECTION 7.05 Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, and no investigation that might result in any such suit, action or other proceeding shall be pending or threatened.

     SECTION 7.06 Legislation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court that would make the transactions contemplated by this Agreement illegal or otherwise materially adversely affect the Purchased Assets, the Business or the conduct of the Business in the hands of Buyer.

     SECTION 7.07 Other Agreements. The approvals of the third parties to the assignment or transfer, as the case may be, of the agreements listed in Schedule
7.07 shall have been obtained in writing without any onerous conditions being imposed on Buyer, except that Buyer shall be entitled, in its sole discretion, to waive the omission of any such consent required hereunder, and in such case, the parties agree to use all reasonable efforts to obtain such consent post Closing.

     SECTION  7.08  Employees.  At  least  80% of the Key  Employees  listed  in
Schedule 7.09 shall have remained continuously employed with Seller from the date of this Agreement through the Closing and shall have signed an Employment Offer. At least 80% of the Current Employees (other than the Key Employees) shall have signed Employment Offers.

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
     SECTION 7.09 OCS Approvals. Buyer shall have received from Seller written approval by the OCS, which shall not impose any condition upon Buyer, except for the requirement that it undertake to comply with the R&D Law, for the transfer to Buyer of all rights in and to all know-how of Seller subject to the R&D Law and/or developed in connection with OCS Grants, with respect to which it is agreed that Seller shall consult with Buyer in all matters pertaining to such application, and that Buyer shall cooperate in such regard, including provision of undertakings required under the R&D Law.

     SECTION 7.10 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect since the date of this Agreement and no event shall have occurred and no condition or circumstance shall exist that could be expected to give rise to any such Material Adverse Effect.

     SECTION 7.11 Delayed Schedules. On or before the twentieth day following the date of this Agreement, Seller shall deliver to Buyer any missing Schedules, to the extent not delivered on the date hereof (each, a "Delayed Schedule"). Upon receipt by Buyer of any Delayed Schedule and written notification to Seller of the acceptance by Buyer of such Delayed Schedule (in its sole and absolute discretion), such Delayed Schedule shall be deemed attached to this Agreement as if such Delayed Schedule had been delivered on and as of the date hereof. In the event of any material discrepancy in the information provided in any Delayed
Schedule, including, without limitation, omissions and information different from that contained or summarized in the Seller's Financial Statements and information otherwise conveyed by Buyer to Seller, the Buyer shall be entitled, at its option, to require an adjustment in the Purchase Price, as shall be agreed between the parties in good faith, and in the absence of agreement, as shall be decided upon by Mr. Yigal Brightman of Deloitte (or another individual to whom he shall refer the matter) in his sole discretion, pending resolution or agreement on the actual adjustment of the Purchase Price.

     SECTION 7.12 Lease Agreement. The Kibbutz and the Buyer shall enter into a new lease agreement effective as of the Closing, to the satisfaction of Buyer, with respect to the Business premises (the "Lease Agreement"), rental payments thereunder not to exceed the rates currently applicable under the lease agreement existing between Seller and the Kibbutz. Under the Lease Agreement, the Kibbutz as lessor shall undertake to procure all necessary licenses and permits.

     SECTION 7.13 Kibbutz Services Agreement. The Kibbutz and the Buyer shall enter into a Kibbutz Services Agreement, to the satisfaction of Buyer.

     SECTION 7.14 Services Agreement. The Kibbutz and the Buyer shall enter into an agreement with respect to the provision of ancillary services by the Kibbutz, to the satisfaction of Buyer.

     SECTION 7.15 Audited Financial Statements. On or before the 20th day following the date hereof, Seller shall deliver to Buyer an audited Interim Balance Sheet for the 6 month period ending June 30, 2008 and an audited statement of earnings for said six (6) month period (collectively - "Surveyed Interim Financial Statements") and the audited financial statements for the year ended 31st December, 2007 and the statement of earnings for such year ("Audited FS 2007").

     SECTION 7.16 Due Diligence. Seller shall have provided to Buyer all due diligence documents and explanations relating to the Seller, the Business and related matters, and Buyer shall not have discovered, during the course of the

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
review of said materials,  any fact or circumstance which materially reduces the
benefit  expected  by  Buyer  from  the  transaction   contemplated  hereby,  or
constitutes a Material Adverse Effect, at the discretion of Buyer.

     SECTION 7.17 Interim Period Reduction. The parties shall agree on the amount of the Interim Period Reduction; or, failing to do so, shall appoint Mr. Yigal Brightman of Deloitte (or another individual to whom he shall refer the matter) who shall determine the Interim Period Reduction at his sole discretion.

     SECTION  7.18  Indemnification  by Kibbutz.  The Kibbutz  shall  provide an written undertaking to indemnify Buyer in accordance with Article IX (Indemnification) hereunder, as well as a non-competition undertaking pursuant to Section 5.05 above.

                                  ARTICLE VIII
                       CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller under this Agreement shall, at its option, be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions:

     SECTION 8.01 Representations, Warranties and Covenants. The representations and warranties of Buyer herein shall be true in all material respects on the Closing Date with the same effect as though made at such time. Buyer shall have performed all of its obligations and complied with all of its covenants herein prior to or as of the Closing Date.

     SECTION 8.02 Legislation. No statute, rule, regulation, order or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court that would make the transactions contemplated by this Agreement illegal.

     SECTION 8.03 Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

     SECTION 8.04 Corporate Authorization of Seller. At the Closing, Seller shall have received all requisite approvals for the transaction contemplated by this Agreement from the shareholders and board of directors of Seller.

     SECTION 8.05 Corporate Authorization of Buyer. At the Closing, Buyer shall have received all requisite approvals for the transaction contemplated by this Agreement from the board of directors and shareholders (as applicable) of Buyer and the beneficial owner of Buyer.

     SECTION 8.06 Guarantees. Buyer shall provide the guarantees to third parties as specified in Schedule 8.05 hereto, with respect to the Assumed Contracts.

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
                                   ARTICLE IX
                                 INDEMNIFICATION

     SECTION 9.01 Indemnification of Buyer. Subject to the limitations and other provisions set forth in Sections 9.04 and 9.06, Seller and Kibbutz (without derogating from its undertakings under the Kibbutz Services Agreement), jointly and severally, shall indemnify, defend and hold harmless Buyer and each of its subsidiaries, officers, directors, employees, and shareholders (each an "Indemnitee" and collectively "Indemnitees") from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefore, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment), whether or not involving a third-party claim, (collectively "Indemnifiable Losses") resulting from or incurred by any Indemnitee with respect to any of the following:

     (a) any breach of any representation or warranty of Seller contained in this Agreement, the Disclosure Schedule, or the officers' certificate in the form of Exhibit B, as of the date of this Agreement and as of the Closing Date;

     (b) any breach of any covenant or obligation of Seller contained in this Agreement;

     (c) any failure by Seller to satisfy, perform, pay, discharge or resolve any liabilities and obligations of, or claims against, Seller not included within the Assumed Liabilities (whether or not disclosed to Seller);

     (d) any liability (other than the Assumed Liabilities) to which the Buyer or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to Retained Assets or Retained Liabilities; and

     (e) any employee claims directly or indirectly resulting or arising from employment or termination of employment by Seller, or the period of employment of an individual by Seller, or from the transaction hereunder or the Closing (except employee claims which constitute Assumed Liabilities hereunder).

     SECTION 9.02 Indemnification of Seller. Subject to the limitations and other provisions set forth in Sections 9.04 and 9.06 below, Buyer shall indemnify, defend and hold harmless Seller and each of its officers, directors, employees and shareholders from and against and in respect of any and all Indemnifiable Losses resulting from or incurred by any person to be indemnified hereunder by any of the following reasons: (i) any breach of any representation or warranty of Buyer contained in this Agreement; (ii) any breach of any covenant or obligation of Buyer contained in this Agreement; and (iii) Buyer's failure to satisfy, perform, pay, discharge or resolve any Assumed Liability.

     SECTION 9.03 Procedures.

     (a) Procedures for Third Party Claims. If a claim by a third party is made against Buyer or its Indemnitees, within the survival period set forth in
Section 9.04 below, arising out of a matter for which Buyer or any of its Indemnitees, as the case may be, is entitled to be indemnified pursuant to
Section 9.01 (a "Third Party Claim"), Buyer shall promptly notify Seller in writing of such claim. The failure to notify promptly Seller hereunder shall not relieve Seller of its obligations hereunder except to the extent that Seller is

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
actually prejudiced (including by losing the opportunity to mitigate damages) by such failure. Seller shall be responsible for the fees and expenses of counsel employed by the Indemnitee; provided that in no event shall Seller be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all Indemnitees in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. Seller shall be entitled to participate in the defense of a Third Party Claim, through counsel of its choice, at the expense of Seller; provided that with respect to any Third Party Claim, Buyer shall control all proceedings in connection with such Third Party Claim and, without limiting the foregoing, may in its sole discretion, subject to this Section 9.03(a), pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any governmental entity with respect thereto. So long as Seller is participating in the defense of a Third Party Claim in good faith, or if Seller so requests in writing, Buyer shall reasonably cooperate with Seller by providing records and information that are reasonably relevant to such Third Party Claim. Buyer shall not settle or compromise any Third Party Claim without the written consent of Seller, which consent will not be unreasonably withheld or delayed. No such consent will be required (i) if Buyer agrees in writing to forego all claims for indemnification from Seller with respect to such Third Party Claim, or (ii) Buyer reasonably believes itself to be potentially or actually exposed to Indemnifiable Losses materially in excess of amounts reasonably expected to be received from Seller, or (iii) Buyer reasonably believes itself to be potentially or actually exposed to non-monetary remedies; provided, however, that Buyer uses commercially reasonable efforts to obtain in such settlement a release of Seller with respect to all such Third Party Claims.

     (b) Procedures for Direct Claims. In the event Buyer or any Indemnitee should have a claim against Seller under this Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from Buyer or such Indemnitee (a "Direct Claim"), the Buyer shall deliver notice of such Direct Claim, within the survival period set forth in Section 9.04 below, with reasonable promptness to Seller. The failure by Buyer to so notify Seller hereunder shall not relieve Seller of its obligations hereunder except to the extent (and only to the extent) that Seller is actually prejudiced by such failure. If Seller does not notify Buyer within thirty (30) calendar days following receipt of such notice that Seller disputes its liability to Buyer or the Indemnitee, as the case may be, such Direct Claim specified by Buyer in such notice shall be conclusively deemed a liability of Seller (and will be subject to the limitations set forth in this Article IX).

     SECTION 9.04 Termination of Indemnification. Except with respect to fraud, willful misrepresentation, willful misconduct or willful concealment by or on behalf of Seller: (i) other than the representations and warranties set forth in
Section 3.02 (Organization) and 3.04 (Authority), the representations and warranties set forth in this Agreement shall terminate twenty-four (24) months following the Closing, except that such obligations shall not terminate with respect to any item as to which Buyer or any Indemnitee has, before the expiration of such period, previously made a Third Party Claim or a Direct Claim (a "Claim") against Seller by delivering a notice to Seller in accordance with this Agreement; and (ii) the representations and warranties set forth in Section
3.02 (Organization) and 3.04 (Authority) shall terminate upon the expiration of the relevant statute of limitations, taking into account extensions thereof, except that such obligations shall not terminate with respect to any item as to


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
which Buyer or any Indemnitee has, before the expiration of the relevant period, previously made a Claim against Seller by delivering a notice to Seller in accordance with this Agreement; and (iii) the representations made in Section 3.01(b) with respect to quantities of equipment and Inventories shall terminate one (1) month after the Closing.

     SECTION 9.05 Exclusive Remedy Against Seller. Except with respect to fraud, willful misrepresentation, willful misconduct or willful concealment by or on behalf of Seller and except for injunctive relief that may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement or a Claim for specific performance, Buyer's or an Indemnitee's right to indemnification under this Article IX constitutes Buyer's or such Indemnitee's sole and exclusive remedy with respect to any inaccuracy in, or any breach of, any representation or warranty or any covenant or agreement of Seller in this Agreement or in any certificate, instrument, document or agreement delivered by or on behalf of Seller pursuant to or in connection with this Agreement or any failure by Seller to perform any covenant, agreement, obligation or undertaking in this Agreement or any such certificate, instrument, document or agreement.

     SECTION 9.06 Limitation of Indemnification. Notwithstanding anything to the contrary in this Agreement, except with respect to fraud, willful misrepresentation, willful misconduct or willful concealment by or on behalf of Seller : (i) Seller shall not be liable for any Indemnifiable Losses pursuant to this Agreement in the aggregate greater than $2,000,000 (two million dollars), provided that, with the exception of sub-Section (ii) immediately following, Seller shall not be liable for any Indemnifiable Losses unless the aggregate thereof are in excess of $100,000; (ii) Seller shall not be liable for any Indemnifiable Losses pursuant to the representations made in Section 3.01(b) with respect to quantities of equipment and Inventories in the aggregate greater than $100,000 (one hundred thousand dollars), and (iii) Seller shall not be liable for any Indemnifiable Losses that were not notified to Seller within the survival period set forth in Section 9.04.

     SECTION 9.07 Cooperation as to Indemnified Liability. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim that may give rise to indemnification hereunder.

     SECTION 9.08 Nature of Indemnification. Buyer's right to indemnification and payment of Indemnifiable Losses, or other remedy, based on Seller's representations, warranties, covenants and obligations, shall not be affected by any investigation conducted by Buyer or any knowledge acquired (or capable of being acquired) at any time by Buyer, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The parties recognize and agree that the representations, warranties and covenants operate as bargained for promises and risk allocation devices and that, accordingly, Buyer's knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or payment of Indemnifiable Losses pursuant to this Article IX, or other remedy, based on such representations, warranties, covenants, and obligations.

     SECTION 9.09 At the Closing, Seller shall provide to Buyer an autonomous bank guarantee, or equivalent thereof from Granot Central Cooperative Ltd., in a form acceptable to Buyer at its reasonable discretion, in the amount of $1,000,000 (or NIS equivalent according to the Representative Rate, but not less

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
than NIS 3,400,000), for a period of eighteen (18) months from Closing, to secure its undertakings under this Article IX and under Section 2.04(d) (the "Bank Guarantee"). The Bank Guarantee shall be exercisable under the terms detailed in Schedule 9.09 hereto.

                                    ARTICLE X
                                   TERMINATION

     SECTION 10.01 Termination Prior to Closing. Notwithstanding any contrary provisions of this Agreement, this Agreement and the respective obligations of the parties hereto to consummate the transaction contemplated hereby may be terminated and abandoned at any time at or before the Closing only as follows:

     (a) by either Buyer, on the one hand, or Seller, on the other hand, at the option of either Buyer or Seller, if the Closing shall not have occurred by November 30, 2008; provided that the party seeking to terminate shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Closing; or

     (b) by Buyer (i) if Seller has breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Article VII and (B) has not been or is incapable of being cured by Seller within 20 days after its receipt of written notice thereof from Buyer; or (ii) if any of the effects set forth in Section 7.05 (Litigation Affecting Closing) shall be in effect and shall have become final and nonappealable; or

     (c) by Seller, (i) if Buyer shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Article VIII, and (B) has not been or is incapable of being cured by Buyer within 20 days after its receipt of written notice thereof from Seller; or (ii) if any of the effects set forth in Section
8.03 (Litigation Affecting Closing) shall be in effect and shall have become final and nonappealable.

     SECTION 10.02 Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, all further obligations of the parties under this Agreement shall terminate; provided however, that: (a) no party shall be relieved of any obligation or other liability arising from any willful or intentional breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 5.09.

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.01 Complete Agreement. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior proposals, discussions, or agreements, whether written or oral, relating hereto.

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
     SECTION 11.02 Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement, including the election of such party to proceed with the Closing despite a failure of any condition to such party's closing obligations to occur, shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto.

     SECTION 11.03 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be given by hand delivery, courier service (with acknowledgment of receipt), fax or email transmission (with confirmation of transmission), or by certified mail, postage prepaid with return receipt requested, addressed to the parties at the following addresses:

         if to Buyer, to:       General Microwave Acquisition Israel (2008) Ltd.
                                c/o General Microwave Israel (1978) Ltd.
                                20 Pierre Koenig St., Jerusalem 91531, Israel
                                Attention: CEO
                                Telephone: +972 2 5689444
                                Fax: +972 2 6782460
                                Email: adelman@gmic.co.il

         with a copy (which     Yigal Arnon & Co.
         shall not constitute   1 Azrieli Center, Tel Aviv 67021 Israel
         notice) to:            Attention: David Osborne, Adv.
                                Telephone:  +972 3 6087826
                                Facsimile: +972 3 6087724
                                E-mail:  davido@arnon.co.il


         and if to Seller, to:  Eyal  Microwave Ltd.
                                Kibbutz Eyal D.N.
                                HaSharon HaTichon, 45840
                                Israel

                                Attention: General Manager
                                Telephone: +972 9 749 3184
                                Facsimile:  +972 9 749 3669

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
         with a copy (which shall   Osnat Naveh & Co.
         not constitute notice) to: 4 Kauffman Street, Tel Aviv 60812
                                    Tel.: +972 3 5100189
                                    Facsimile: +972 3 5160960
                                    Email: osnat@naveh-law.co.il

     Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally, by courier or by telecopy or email) or on the day shown on the return receipt (if delivered by mail).

     SECTION 11.04 Public Announcement. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by Buyer and Seller. The foregoing shall not restrict Buyer's and Seller's internal communications with employees, shareholders or customers. Such approval shall not be withheld except on reasonable grounds.

     SECTION 11.05 Expenses. Except as otherwise expressly provided herein, each party hereto shall pay its own expenses (including, but not limited to, all compensation and expenses of its own counsel, financial advisors, consultants, actuaries and independent accountants) incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

     SECTION 11.06 Governing Law; Forum Selection. The legality, validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Israel, without giving effect to the principles of conflict of laws. The courts of the city of Tel-Aviv-Jaffa will have exclusive jurisdiction over any dispute arising from or in connection with this Agreement.

     SECTION 11.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; provided that the rights of Seller herein may not be assigned, and all or any portion of the rights of Buyer may be assigned only to a subsidiary of Buyer or to such business organization that shall succeed to the business of Buyer or of such subsidiary to which this Agreement relates, provided that Buyer remains liable for the fulfillment by such assignee(s), in accordance with and subject to the terms and conditions hereof, of Buyer's obligations hereunder.

     SECTION 11.08 Severability. If any provision of this Agreement is held invalid, unenforceable or void by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. In such case, the parties agree to use their best efforts to achieve the purpose of the invalid provision. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

     SECTION 11.09 Benefit. Nothing in this Agreement or the agreements referred to herein, expressed or implied, shall confer on any person other than the parties hereto or thereto, or their respective permitted successors or assigns,

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
any rights, remedies, obligations or liabilities under or by reason of this Agreement, the agreements referred to herein, or the transactions contemplated herein or therein.

     SECTION 11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the Seller and Buyer has caused this Agreement to be signed by its officers thereunto duly authorized as of the date first written above.


                           GENERAL MICROWAVE ACQUISITION
                           ISRAEL (2008) LTD.
                             By:
                                /s/
                               -------------------------------------------------
                                Name:
                                Title:  Director


                           EYAL MICROWAVE LTD.
                             By:
                                /s/
                               -------------------------------------------------
                                Name:
                                Title:  Chairman of the Board

                           EYAL MAG LTD.
                             By:
                                /s/
                               -------------------------------------------------
                                Name:
                                Title:



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